Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
Third Quarter 2004 Results

- Company Reports Funds from Operations of $1.12 Per Common Share (Diluted), and
Net Income Available to Common Stockholders of 58 Cents Per Share (Diluted), for
Third Quarter 2004 -

Highlights

  Third Quarter 2004 Funds from Operations (FFO) of $1.12 Per Common Share (Diluted)
  Third Quarter 2004 Total Revenues Up 16%, FFO Up 8% and FFO Per Common Share (Diluted) Up 6% Over Third Quarter 2003
  Third Quarter 2004 Net Income Available to Common Stockholders of 58 Cents Per Share (Diluted)
  Redeemed 9.50% Series A Cumulative Redeemable Preferred Stock
  Executed 29 Leases for 496,000 Square Feet of Space
  Completed Acquisitions of Seven Properties Aggregating 478,000 Square Feet
  Purchased Land Parcels with Entitlements for Approximately 508,000 Square Feet

PASADENA, CA. - November 4, 2004 - Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the third quarter and nine months ended September 30, 2004.

For the third quarter of 2004, Alexandria reported FFO of $21,944,000, or $1.12 per common share (diluted), on total revenues of $46,510,000. Net income available to common stockholders for the third quarter of 2004 was $11,370,000, or 58 cents per share (diluted). For the nine months ended September 30, 2004, Alexandria reported FFO of $63,228,000, or $3.22 per common share (diluted), on total revenues of $132,808,000. Net income available to common stockholders for the nine months ended September 30, 2004 was $34,212,000, or $1.74 per share (diluted). FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts. A reconciliation of GAAP net income to FFO, on a per common share basis (diluted), is included in the financial information accompanying this press release.

In July 2004, the Company redeemed all 1,543,500 outstanding shares of its 9.50% Series A cumulative redeemable preferred stock ("Series A preferred stock") at a redemption price of $25.00 per share, plus $0.5409722 per share representing accumulated and unpaid dividends to the redemption date. The Company redeemed its Series A preferred stock with proceeds from the sale of 5,185,500 shares of 8.375% Series C cumulative redeemable preferred stock in the second quarter of 2004. In accordance with Emerging Issues Task Force Topic D-42 ("EITF Topic D-42"), "The Effect on the Calculation of Earnings Per Share for the Redemption or Induced Conversion of Preferred Stock", the Company recorded a charge of approximately $1,876,000 to net income available to common stockholders during the second quarter of 2004 for costs related to the redemption of its Series A preferred stock. Excluding this charge for the nine months ended September 30, 2004, FFO increased by 8% and FFO per common share (diluted) increased by 6%, compared to the nine months ended September 30, 2003. Excluding this charge and the gains and loss on property sales, net income available to common stockholders for the nine months ended September 30, 2004 increased by 10% and net income available to common stockholders per share (diluted) increased by 8%, compared to the nine months ended September 30, 2003.

The Company announced that it had executed a total of 29 leases during the third quarter of 2004 for approximately 496,000 square feet of space at 19 different properties (excluding 24 month-to-month leases for approximately 67,000 square feet, which were effective during the quarter). Of this total, approximately 229,000 square feet were for new or renewal leases related to previously leased space and approximately 267,000 square feet were for redeveloped, developed or previously vacant space. Of the 267,000 square feet, approximately 175,000 square feet were delivered from the Company's redevelopment or development programs, with the remaining approximately 92,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 8% higher (on a GAAP basis) than rental rates for expiring leases. For the nine months ended September 30, 2004, the Company signed a total of 63 leases for approximately 991,000 square feet (excluding month-to-month leases). Of this total, approximately 365,000 square feet were for redeveloped, developed or previously vacant space at 18 different properties, of which approximately 316,000 square feet were delivered from the Company's redevelopment and development programs. The remaining 626,000 square feet were for new or renewal space with rental rates on average approximately 8% higher (on a GAAP basis) than rental rates for expiring leases.

During the third quarter of 2004, the Company announced that it had acquired seven properties aggregating approximately 478,000 square feet in four markets. The Company purchased one property in the San Diego market, one property in the Southeast market, two properties in the New Jersey/Suburban Philadelphia market and three properties in the Suburban Washington D.C. market. The Company paid approximately $65.6 million cash for the properties together with the assumption of two secured notes payable totaling $12.2 million. Also, during the third quarter of 2004, the Company purchased land parcels with entitlements of approximately 508,000 square feet for $31.0 million cash.

Based on the Company's current view of existing market conditions and certain current assumptions, the Company has updated its prior earnings guidance as follows:

	2004	2005
FFO per common share (diluted) *	$4.40	$4.78
Net income per common share (diluted) *	$2.27	$2.59
Preferred stock redemption charge	($0.10)
* Includes preferred stock redemption charge and excludes gain on sale of real estate

In providing this guidance above, the Company has included the second quarter charge of approximately $1,876,000 for the costs of redemption of the Series A preferred stock in accordance with EITF Topic D-42.

Alexandria Real Estate Equities, Inc. is a publicly traded real estate investment trust focused principally on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product, service, biodefense, educational and translational medicine institutions/entities, as well as related government agencies. Alexandria's portfolio currently consists of 103 properties comprising approximately 6.7 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                        Three Months    Three Months     Nine Months     Nine Months
                                                            Ended           Ended           Ended           Ended
                                                        Sept.30,2004   Sept.30, 2003    Sept.30, 2004   Sept.30, 2003
                                                        --------------  --------------  --------------  --------------
Income statement data
Total revenues                                         $       46,510  $       40,085  $      132,808  $      119,581

Expenses
  Rental operations                                            10,184           8,171          27,727          24,883
  General and administrative                                    3,662           3,568          11,112          10,661
  Interest                                                      6,626           6,532          20,261          19,915
  Depreciation and amortization                                10,574           9,737          30,643          28,789
                                                        --------------  --------------  --------------  --------------
                                                               31,046          28,008          89,743          84,248

Income from continuing operations                              15,464          12,077          43,065          35,333

Income from discontinued operations, net                           --           9,517           1,626          10,959
                                                        --------------  --------------  --------------  --------------
Net income                                                     15,464          21,594          44,691          46,292

Dividends on preferred stock                                    4,094           2,225           8,603           6,674
Preferred stock redemption charge                                  --              --           1,876              --
                                                        --------------  --------------  --------------  --------------
Net income available to common stockholders            $       11,370  $       19,369  $       34,212  $       39,618
                                                        ==============  ==============  ==============  ==============
Weighted average shares of
   common stock outstanding
    -Basic                                                 19,352,670      19,023,162      19,281,678      18,957,609
                                                        ==============  ==============  ==============  ==============
    -Diluted                                               19,668,360      19,276,932      19,614,092      19,191,021
                                                        ==============  ==============  ==============  ==============

Basic income per common share
   Income from continuing operations                   $         0.80  $         0.63  $         2.23  $         1.86
                                                        ==============  ==============  ==============  ==============
   Income from discontinued operations, net            $           --  $         0.50  $         0.08  $         0.58
                                                        ==============  ==============  ==============  ==============
   Net income                                          $         0.80  $         1.14  $         2.32  $         2.44
                                                        ==============  ==============  ==============  ==============
   Net income available to common stockholders         $         0.59  $         1.02  $         1.77  $         2.09
                                                        ==============  ==============  ==============  ==============
Diluted income per common share
   Income from continuing operations                   $         0.79  $         0.63  $         2.20  $         1.84
                                                        ==============  ==============  ==============  ==============
   Income from discontinued operations, net            $           --  $         0.49  $         0.08  $         0.57
                                                        ==============  ==============  ==============  ==============
   Net income                                          $         0.79  $         1.12  $         2.28  $         2.41
                                                        ==============  ==============  ==============  ==============
   Net income available to common stockholders         $         0.58  $         1.00  $         1.74  $         2.06
                                                        ==============  ==============  ==============  ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                        Three Months    Three Months     Nine Months      Nine Months
                                                            Ended           Ended           Ended           Ended
                                                        Sept.30, 2004   Sept.30, 2003   Sept.30, 2004   Sept. 30, 2003
                                                        --------------  --------------  --------------  --------------
Funds from operations (1)

Net income                                             $       15,464  $       21,594  $       44,691  $       46,292
Add
   Depreciation and amortization (2)                           10,574           9,813          30,643          29,034
Subtract
   Dividends on preferred stock                                (4,094)         (2,225)         (8,603)         (6,674)
   Preferred stock redemption charge (3)                           --              --          (1,876)             --
   Gain/loss on sales of property (4)                              --          (8,777)         (1,627)         (8,322)
                                                        --------------  --------------  --------------  --------------
Funds from operations (FFO)                            $       21,944  $       20,405  $       63,228  $       60,330
                                                        ==============  ==============  ==============  ==============
FFO per common share
   -Basic                                              $         1.13  $         1.07  $         3.28  $         3.18
                                                        ==============  ==============  ==============  ==============
   -Diluted                                            $         1.12  $         1.06  $         3.22  $         3.14
                                                        ==============  ==============  ==============  ==============

Reconciliation of net income per common share (diluted)
   to FFO per common share (diluted)

Net income per common share (diluted)                  $         0.79  $         1.12  $         2.28  $         2.41
                                                        ==============  ==============  ==============  ==============
Depreciation and amortization per common share
  (diluted) (2)                $         0.54  $         0.51  $         1.56  $         1.51
                                                        ==============  ==============  ==============  ==============
Dividends on preferred stock per common share (diluted)$        (0.21) $        (0.12) $        (0.44) $        (0.35)
                                                        ==============  ==============  ==============  ==============
Preferred stock redemption charge per common share
  (diluted) (3)                $           --  $           --  $        (0.10) $           --
                                                        ==============  ==============  ==============  ==============
Gain/loss on sales of property per common share
  (diluted) (4)       $           --  $        (0.45) $        (0.08) $        (0.43)
                                                        ==============  ==============  ==============  ==============
FFO per common share (diluted)                         $         1.12  $         1.06  $         3.22  $         3.14
                                                        ==============  ==============  ==============  ==============

                                                            As of           As of
                                                        Sept.30, 2004  Sept.30, 2003
Balance sheet data                                      --------------  --------------
  Rental properties, net                               $    1,152,350  $      942,794
  Total assets                                         $    1,523,679  $    1,211,145
  Total liabilities                                    $      909,569  $      709,783
  Stockholders' equity                                 $      614,110  $      501,362

  GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the miscorrelation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of Funds From Operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance of REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.

  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").

  During the second quarter of 2004, the Company elected to redeem the 9.50% Series A cumulative redeemable preferred stock. Accordingly, in compliance with Emerging Issues Task Force Topic D-42, the Company recorded a charge of $1,876,000, or $0.10 per common share (diluted) in the second quarter of 2004 for costs related to the redemption of the Series A preferred stock.

  Gain/loss on sales of property relates to the disposition of a property in the Suburban Washington D.C. market during the quarter ended March 31, 2004, the disposition of a property in the Eastern Massachusetts market during the quarter ended September 30, 2003, and the disposition of a property in the San Francisco Bay market during the quarter ended March 31, 2003. Gain/loss on sales of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                               Quarterly Supplemental Financial Information

                                                                       For the Three Months Ended
                                                      09/30/2004   06/30/2004    03/31/2004   12/31/2003   09/30/2003
Operational data                                      -----------  -----------   -----------  -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    35,911       34,489        33,774       32,686       31,258
   Tenant recoveries                                       9,615        8,426         8,314        7,645        8,122
   Other income                                              984          608           687          648          705
                                                      -----------  -----------   -----------  -----------  -----------
   Total                                             $    46,510       43,523        42,775       40,979       40,085
                                                      ===========  ===========   ===========  ===========  ===========

Funds from operations per common share - diluted (b) $      1.12         1.01 (c)      1.10         1.08         1.06
Dividends per share on common stock                  $      0.64         0.62          0.60         0.58         0.56
Dividend payout ratio (common stock)                        56.8%        60.7%(d)      54.2%        53.1%        52.6%

                                                                            As of
                                                      09/30/2004   06/30/2004    03/31/2004   12/31/2003   09/30/2003
Other data                                            -----------  -----------   -----------  -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   19,460,642   19,386,842    19,378,282   19,264,023   19,161,756
Number of properties (e)
   Acquired/completed during period                            7            5             1            3           --
   Sold/reconstructed during period                           --           --            (1)          (1)          (1)
   Owned at end of period                                    101           94            89           89           87
Square feet (e)
   Acquired/completed during period                      477,659      218,132       103,816      215,824           --
   Sold/reconstructed/expanded during period                  --       45,033       (42,142)    (171,475)     (96,500)
   Owned at end of period                              6,490,500    6,012,841     5,749,676    5,688,002    5,643,653

  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  The White Paper on Funds from Operations ("FFO") issued by the Board of Governors of the NAREIT in April 2002 defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or (losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. See page 5 for a reconciliation of net income to FFO, the most directly comparable GAAP financial measure.
  FFO per common share (diluted) for the three months ended June 30, 2004 includes the effect of the preferred stock redemption charge of $1,876,000, or $0.10 per common share (diluted). Excluding the effect of this charge, FFO per common share (diluted) is $1.11.
  The dividend payout ratio (common stock) includes the effect of the preferred stock redemption charge. Excluding the impact of this charge, the dividend payout ratio (common stock) for the three months ended June 30, 2004 is 55.4%.
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets
(In thousands)

                                                        September 30, December 31,
                                                            2004          2003
                                                        ------------  ------------
                                                        (Unaudited)
Assets

  Rental properties, net                               $  1,152,350  $    982,297
  Properties under development                              196,617       153,379
  Cash and cash equivalents                                   5,330         4,985
  Tenant security deposits and other restricted cash         14,879        11,057
  Tenant receivables                                          2,351         1,969
  Deferred rent                                              40,285        31,503
  Investments                                                62,349        47,126
  Other assets                                               49,518        40,261
                                                        ------------  ------------
     Total assets                                      $  1,523,679  $  1,272,577
                                                        ============  ============

Liabilities and Stockholders' Equity

  Secured notes payable                                $    371,046  $    320,007
  Unsecured line of credit and unsecured term loan          476,000       389,000
  Accounts payable, accrued expenses and
   tenant security deposits                                  46,234        43,408
  Preferred stock redemption liability                           --   -
  Dividends payable                                          16,289        13,027
                                                        ------------  ------------
     Total liabilities                                      909,569       765,442

     Total stockholders' equity                             614,110       507,135
                                                        ------------  ------------
       Total liabilities and stockholders' equity      $  1,523,679  $  1,272,577
                                                        ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
September 30, 2004
(Dollars in thousands)
(Unaudited)

Principal Maturities/Rates (1)
            Weighted Average
         Year              Amount         Interest Rate
-----------------------  -----------     --------------
         2004           $     1,619               6.84%
         2005                29,139 (2)           7.07%(2)
         2006                26,743               7.06%(2)
         2007                16,318               7.00%
         2008                39,110               6.95%
      Thereafter            257,959               6.94%
                         -----------     --------------
       Subtotal             370,888               6.98%
  Unamortized Premium           158      ==============
                         -----------
         Total          $   371,046
                         ===========

Secured and Unsecured Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Secured Debt        $   371,046     43.80%          6.85%    6.7 Years
Unsecured Debt          476,000 (3) 56.20%          3.04%(3) 2.7 Years
                     -----------   ------- --------------   -----------
Total Debt          $   847,046    100.00%      4.70%    4.5 Years
                     ===========   ======= ==============   ===========

Fixed and Floating Rate Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   345,144     40.75%          7.10%    7.2 Years
Floating Rate Debt      501,902 (3) 59.25%          3.06%(3) 2.6 Years
                     -----------   ------- --------------   -----------
Total Debt          $   847,046    100.00%          4.70%    4.5 Years
                     ===========   ======= ==============   ===========

  Excludes our unsecured line of credit and unsecured term loan.
  Of this amount, $22,257,000 represents the outstanding balance on a loan which has a maturity date of January 2005 and currently carries interest at 3.35% per annum. In November 2004, we exercised our option to extend the maturity date of this loan to January 2006. The weighted average interest rates for 2005 and 2006 would be 6.84% and 7.06%, respectively, based on this extended maturity date.
  A significant portion of our floating rate debt is hedged by existing swap agreements (see page 9). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
September 30, 2004
(Dollars in thousands)
(Unaudited)

                                                    Effective at
                                        Notional    September 30,  Interest
Transaction Dates   Effective Dates     Amounts         2004      Pay Rates    Termination Dates
------------------ ------------------  ---------- -------------- ------------  -----------------
Hedges for Unsecured Line of Credit

March 2002         December 31, 2002  $   50,000   $     50,000     5.364%     December 31, 2004

July 2002          January 1, 2003    $   25,000   $     25,000     3.855%     June 30, 2005

July 2002          January 1, 2003    $   25,000   $     25,000     3.865%     June 30, 2005

December 2002      January 2, 2003    $   25,000   $     25,000     3.285%     June 30, 2006

December 2002      January 2, 2003    $   25,000   $     25,000     3.285%     June 30, 2006

November 2002      June 1, 2003       $   25,000   $     25,000     3.115%     December 31, 2005

November 2002      June 1, 2003       $   25,000   $     25,000     3.155%     December 31, 2005

March 2004         December 31, 2004  $   25,000   $         --     2.956%     December 31, 2006

March 2004         December 31, 2004  $   25,000   $         --     2.956%     December 31, 2006

June 2004          June 30, 2005      $   50,000   $         --     4.343%     June 30, 2007
                                                  --------------
                                                   $    200,000

Hedges for Unsecured Term Loan

December 2003      December 31,2003   $   50,000   $     50,000     1.530%     December 31, 2004

December 2003      December 31,2004   $   50,000   $         --     3.000%     December 30, 2005

December 2003      December 30,2005   $   50,000   $         --     4.150%     December 29, 2006

December 2003      December 29,2006   $   50,000   $         --     5.090%     October 31, 2008

April 2004         April 30, 2004     $   50,000   $     50,000     1.550%     April 29, 2005

April 2004         April 29, 2005     $   50,000   $         --     3.140%     April 28, 2006

April 2004         April 28, 2006     $   50,000   $         --     4.230%     April 30, 2007

April 2004         April 30, 2007     $   50,000   $         --     4.850%     April 30, 2008
                                                  --------------
                                                   $    100,000
                                                  --------------
Total Interest Rate Swap Agreements in Effect
       at September 30, 2004      $    300,000
                                                  ==============
  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
September 30, 2004
(Dollars in thousands)

                                          Number of   Rentable    Annualized   Occupancy
                                         Properties  Square Feet  Base Rent    Percentage
                                         ----------- -----------  ---------- ---------------
Markets
California - Pasadena                             1      31,343         602        79.4% (1)
California - San Diego                           21   1,007,413      27,750        96.3%
California - San Francisco Bay                   10     642,578      19,918       100.0%
Eastern Massachusetts                            12     730,633      21,934        87.1%
New Jersey/Suburban Philadelphia                  7     456,785       7,625       100.0%
Southeast                                         6     340,994       5,451        81.4% (1)
Suburban Washington D.C.                         21   1,629,734      28,638        97.8%
Washington - Seattle                              7     597,273      21,913       100.0%
                                         ----------- -----------  ---------- ---------------
Total                                            85   5,436,753  $  133,831        95.6%(2)
                                         =========== ===========  ========== ===============

  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes properties under full or partial redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          9/30/04     9/30/03   % Change      9/30/04     9/30/03   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   35,030  $   33,776       3.7%   $   33,539  $   32,354      3.7%
Operating expenses           7,522       6,767      11.2%        7,522       6,767     11.2%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   27,508  $   27,009       1.8%   $   26,017  $   25,587      1.7%
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Nine Months Ended                   Nine Months Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          9/30/04     9/30/03   % Change      9/30/04     9/30/03   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   98,814  $   97,224       1.6%   $   93,959  $   93,151      0.9%
Operating expenses          20,139      19,812       1.7%       20,139      19,812      1.7%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   78,675  $   77,412       1.6%   $   73,820  $   73,339      0.7%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "Third Quarter Same Properties" for the Quarter periods and "Nine Months Same Properties" for the Nine Month periods).

  Revenue less operating expenses computed under GAAP is total revenue associated with the Third Quarter Same Properties and the Nine Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarter ended September 30, 2004 and 2003 for the Third Quarter Same Properties were $1,491,000 and $1,422,000, respectively. Straight- line rent adjustments for the nine months ended September 30, 2004 and 2003 for the Nine Months Same Properties were $4,855,000 and $4,073,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparisons.
  Cash basis revenues less operating expenses for the quarter and nine months periods were impacted by a rolldown of rents of $341,000 per quarter, pursuant to a 1993 lease with the U.S. Food & Drug Administration (in place when the Company purchased the property in 1996). Excluding the impact of this one rent rolldown, revenues less operating expenses on a cash basis for the Third Quarter Same Properties and Nine Months Same Properties would have been 2.9% and 1.9%, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended September 30, 2004

                                                                                       TI's/Lease
                                                                             Rental    Commissions  Average
                                     Number    Square   Expiring     New      Rate         Per       Lease
                                    of Leases  Footage    Rates     Rates   Changes    Square Foot   Terms
                                    --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity
  Lease Expirations
    Cash Basis                            45   371,625   $28.69      --        --          --         --
    GAAP Basis                            45   371,625   $30.55      --        --          --         --
  Renewed/Releasable Space Leased
    Cash Basis                            17   229,474   $30.73    $32.57     6.0%        $0.27    2.0 years
    GAAP Basis                            17   229,474   $34.44    $37.11     7.8%        $0.27    2.0 years
  Month-to-Month Leases In Effect
    Cash Basis                            24    67,065   $22.80    $22.85     0.2%         --         --
    GAAP Basis                            24    67,065   $22.80    $22.85     0.2%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                            12   266,820     --      $18.64      --        $14.68    6.8 years
    GAAP Basis                            12   266,820     --      $20.49      --        $14.68    6.8 years

Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                            29   496,294     --      $25.08      --         $8.02    4.6 years
    GAAP Basis                            29   496,294     --      $28.18      --         $8.02    4.6 years
  Including Month-to-Month Leases
    Cash Basis                            53   563,359     --      $24.82      --          --         --
    GAAP Basis                            53   563,359     --      $27.54      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Nine Months Ended September 30, 2004

                                                                                        TI's/Lease
                                                                             Rental    Commissions  Average
                                     Number    Square   Expiring     New      Rate         Per       Lease
                                    of Leases  Footage    Rates     Rates   Changes    Square Foot   Terms
                                    --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity
  Lease Expirations
    Cash Basis                            74   955,762   $24.37      --        --          --         --
    GAAP Basis                            74   955,762   $25.80      --        --          --         --
  Renewed/Releasable Space Leased
    Cash Basis                            38   625,983   $24.09    $24.80     2.9%        $2.50    4.7 years
    GAAP Basis                            38   625,983   $26.01    $28.05     7.8%        $2.50    4.7 years
  Month-to-Month Leases In Effect
    Cash Basis                            24    67,065   $22.68    $22.85     0.7%         --         --
    GAAP Basis                            24    67,065   $22.65    $22.85     0.9%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                            25   364,805     --      $23.64      --        $20.66    8.6 years
    GAAP Basis                            25   364,805     --      $28.92      --        $20.66    8.6 years

Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                            63   990,788     --      $24.37      --         $9.19    6.1 years
    GAAP Basis                            63   990,788     --      $28.37      --         $9.19    6.1 years
  Including Month-to-Month Leases
    Cash Basis                            87  1,057,853    --      $24.27      --          --         --
    GAAP Basis                            87  1,057,853    --      $28.02      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
September 30, 2004

                         Square   Percentage of  Annualized Base
Year of   Number of    Footage of   Aggregate    Rent of Expiring
  Lease     Leases      Expiring  Portfolio Lease  Leases (per
Expiration Expiring      Leases    Square Feet     square foot)
--------- ----------   ---------- -------------- ----------------

  2004           40 (1)  232,500            4.1%          $24.29
  2005           37      367,277            6.5%          $27.70
  2006           41      862,691           15.3%          $24.44
  2007           19      341,825            6.1%          $23.98
  2008           14      368,045            6.5%          $26.45

  Includes 24 month-to-month leases for approximately 67,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
September 30, 2004

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

California - San Diego	1Q05	45,000
Southeast	2Q05	96,000
Suburban Washington D.C.	4Q04	95,000
Suburban Washington D.C.	2Q05	73,000
Washington - Seattle	4Q04	55,000 (1)
Total		364,000

  Excludes certain phases of the property which were delivered to tenants during 2004.

Our properties under development are ground-up development projects of office/laboratory facilities. As required under GAAP, interest is being capitalized on these projects, as activities are ongoing to bring the assets to their intended use.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
September 30, 2004

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property	Redeveloped

California - San Diego	4Q05	18,173	18,173
California - San Diego	4Q05	17,590	17,590
California - San Diego	3Q05	71,510	71,510
California - San Francisco Bay	Various	153,837	24,761 (1)
California - San Francisco Bay	Various	98,964	56,332 (1)
California - San Francisco Bay	4Q04	32,074	11,000 (1)
Eastern Massachusetts	1Q05	96,150	66,540
Eastern Massachusetts	4Q04	46,700	46,700
New Jersey/Suburban Philadelphia	2Q05	42,600	42,600
Southeast	Various	119,916	42,912 (1)
Suburban Washington D.C.	4Q05	131,415	52,449
Suburban Washington D.C.	4Q04	53,595	13,448
Suburban Washington D.C.	3Q05	92,449	92,449
Washington - Seattle	TBD	46,303	22,759 (2)
Washington - Seattle	3Q05	32,471	32,471
Total		1,053,747	611,694
  Subject property contains multiple buildings, some of which are being redeveloped with various estimated in-service dates.
  Property will be demolished and a new building will be constructed based on significant new entitlements received in 2003.

Our redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to the portion undergoing redevelopment. Average occupancy for properties under full or partial redevelopment as of September 30, 2004 was 42.0% and is not included in the occupancy of the operating portfolio.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Nine Months Ended September 30, 2004
(In thousands)

Property-related capital expenditures (1)	$ 3,258
Leasing costs (2)	$ 584
Property-related redevelopment costs (3)	$ 48,659
Property-related development costs	$ 74,118
  Property-related capital expenditures include all capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures or costs related to the redevelopment of a property. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Property-related capital expenditures also include an HVAC system upgrade at one property totaling approximately $1.3 million for the nine months ended September 30, 2004. Approximately 92% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space. Leasing costs exclude tenant improvements that are revenue-enhancing.
  Includes certain capital expenditures recoverable from tenants of approximately $1,722,000.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the Third Quarter and Nine Months Ended September 30, 2004

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the third quarter and nine months ended September 30, 2004:

Date:	November 5, 2004
Time:	1:00 P.M. Eastern Standard Time
Phone Number:	(913) 981-5509
Confirmation Code:	818206